EXHIBIT 10(a)
Schedule of Certain Executive Officers who are Parties
to the Severance Agreements in the Forms Filed as
Exhibit 10(b) to the Company’s Current Report on Form 8-K
Dated February 21, 2007
Form A of Severance Pay Agreement
Christopher M. Connor
John G. Morikis
Sean P. Hennessy
Form B of Severance Pay Agreement
John L. Ault
George E. Heath
Thomas E. Hopkins
Timothy A. Knight
Steven J. Oberfeld
Thomas W. Seitz
Louis E. Stellato
Robert J. Wells